J. CREW GROUP, INC.
                             1997 STOCK OPTION PLAN

1.   Purpose of the Plan

     The purpose of the J. Crew Group, Inc. 1997 Stock Option Plan (the "Plan") is to promote the interests of the Company and its stockholders by providing the Company's key employees and consultants with an appropriate incentive to encourage them to continue in the employ of the Company and to improve the growth and profitability of the Company.

2.   Definitions

     As used in this Plan, the following capitalized terms shall have the following meanings:

     (a) "Affiliate" shall mean the Company and any of its direct or indirect subsidiaries.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Cause" shall mean, when used in connection with the termination of a Participant's Employment, unless otherwise provided in the Participant's Stock Option Grant Agreement, the termination of the Participant's Employment by the Company or an Affiliate on account of (i) the willful violation by the Participant of any federal or state law or any rule of the Company or any Affiliate , (ii) a breach by a Participant of the Participant's duty of loyalty to the Company and its Affiliates in contemplation of the Participant's termination of Employment, such as the Participant's pre-termination of Employment solicitation of customers or employees of the Company or an Affiliate, (iii) the Participant's unauthorized removal from the premises of the Company or Affiliate of any document (in any medium or form) relating to the Company or an Affiliate or the customers of the Company or an Affiliate, or (iv) any gross negligence in connection with the performance of the Participant's duties as an Employee. Any rights the Company or an Affiliate may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or Affiliate may have under any other agreement with the Employee or at law or in equity. If, subsequent to a Participant's termination of Employment, it is discovered that such Participant's Employment could have been terminated for Cause, the Participant's Employment shall, at the election of the Committee, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

     (d) "Change in Control" shall mean the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or JCC to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any affiliates thereof other than to TPG Partnership II, L.P. or any of its affiliates (hereinafter "TPG II"); (ii) the approval by the holders of capital stock of the Company or JCC of any plan or proposal for the liquidation or dissolution of the Company or JCC, as the case may be; (iii) (A) any Person or Group (other than TPG II) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees (the "Voting Stock") of the Company or JCC and (B) TPG II beneficially owns, directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person or Group; (iv) the replacement of a majority of the Board of Directors of the Company or JCC over a two-year period from the directors who constituted the Board of Directors of the Company or JCC, as the case may be, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company or JCC, as the case may be, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or who were nominated by, or designees of, TPG II; (v) any Person or Group other than TPG II shall have acquired the power to elect a majority of the members of the Board of Directors of the Company; or (vi) a merger or consolidation of the Company with another entity in which holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (f) "Commission" shall mean the U.S. Securities and Exchange Commission.

     (g) "Committee" shall mean the Committee appointed by the Board pursuant to
Section 3 of the Plan.

     (h) "Common Stock" shall mean the common stock of the Company.

     (i) "Company" shall mean J. Crew Group, Inc.

     (j) "Disability" shall mean a permanent disability as defined in the Company's or an Affiliate's disability plans, or as defined from time to time by the Company, in its discretion, or as specified in the Participant's Stock Option Grant Agreement.

     (k) "EBITDA" shall mean, for any period, the consolidated earnings (losses) of the Company and its affiliates before extraordinary items and the cumulative effect of accounting changes, as determined by the Company in accordance with U.S. generally accepted accounting principles, and before interest (expense or income), taxes, depreciation, amortization, non-cash gains and losses from sales of assets other than in the ordinary course of business, Transaction Costs and Valuation Adjustments. For purposes of clarification, in determining EBITDA, consolidated earnings shall be reduced (or, with respect to losses, increased), but only once, by compensation expenses attributable to this Plan and any other compensation plan, program or arrangement of the Company or any of its affiliates, to the extent such expenses are recorded in accordance with U.S. generally accepted accounting principles. In the event of the occurrence of any business combination transaction affecting the earnings or indebtedness of the Company, including (without limitation) any transaction accounted for as a pooling or as a recapitalization, the Committee shall adjust EBITDA as the Committee shall in good faith consider necessary or appropriate, including (without limitation) to reflect transaction-related costs attributable to such accounting method ("Transaction Costs").

     (l) "Eligible Employee" shall mean (i) any Employee who is a key executive of the Company or an Affiliate, or (ii) certain other Employees or consultants who, in the judgment of the Committee, should be eligible to participate in the Plan due to the services they perform on behalf of the Company or an Affiliate.

     (m) "Employment" shall mean employment with the Company or any Affiliate and shall include the provision of services as a consultant for the Company or any Affiliate. "Employee" and "Employed" shall have correlative meanings.

     (n) "Exercise Date" shall have the meaning set forth in Section 4.10 herein.

     (o) "Exercise Notice" shall have the meaning set forth in Section 4.10 herein.

     (p) "Exercise Price" shall mean the price that the Participant must pay under the Option for each share of Common Stock as determined by the Committee for each Grant and specified in the Stock Option Grant Agreements.

     (q) "Fair Market Value" shall mean, as of any date:

            (1) prior to the existence of a Public Market for the Common Stock, the quotient obtained by dividing (i) the excess of (x) the product of (A) 10 (as such number may be changed as provided below, the "Multiple") and (B) EBITDA for the twelve month period ending on the fiscal quarter-end immediately preceding such date over (y) the sum of (I) the weighted arithmetic average indebtedness (net of all cash and cash equivalents) during such period of the Company and its consolidated direct and indirect wholly-owned subsidiaries and
(II) for each less than wholly-owned direct or indirect subsidiary of the Company the earnings of which are either consolidated with those of the Company or accounted for on an equity basis, the weighted arithmetic average indebtedness (net of all cash and cash equivalents) during such period of such subsidiary multiplied by the proportion of the total earnings (determined on the same basis as, and excluding the same items as in the determination of, EBITDA) of such subsidiary included in EBITDA (excluding earnings attributable to dividends received from such subsidiary), by (ii) the total number of shares of Common Stock on the last day of such period, determined on a fully diluted basis. For purposes of determining the indebtedness of an entity, all preferred stock of the entity, other than preferred stock convertible into Common Stock, shall be considered indebtedness in the amount of the liquidation value thereof plus accumulated but unpaid dividends thereon. Notwithstanding the foregoing provisions of this paragraph (1), for the ten (10) day period immediately following the occurrence of a Change of Control, Fair Market Value shall not be less than the price per share, if any, paid to any member of the Initial Ownership Group or the public tender offer price paid in connection with such Change of Control. The Committee shall review the Multiple then in effect following the audit of the Company's financial statements each fiscal year, and shall make such increases or decreases in the Multiple as shall be determined by the Committee in good faith to reflect market conditions and Company performance.

            (2) on which a Public Market for the Common Stock exists, (i) the average of the high and low sales prices on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. The Fair Market Value of a share of Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the Committee in good faith to reflect the fair market value of a share of Common Stock.

     (r) "Grant" shall mean a grant of an Option under the Plan evidenced by a Stock Option Grant Agreement.

     (s) "Grant Date" shall mean the Grant Date as defined in Section 4.3 herein.

     (t) "Initial Ownership Group" shall mean TPG Partners II, L.P., each beneficial owner of Common Stock immediately after October 17, 1997 and each person or entity directly or indirectly controlling, controlled by or under common control with TPG Partners II, L.P., or any such beneficial owner.

     (u) "JCC" shall mean J. Crew Operating Corp., a wholly owned subsidiary of the Company.

     (v) "Non-Qualified Stock Option" shall mean an Option that is not an `incentive stock option" within the meaning of Section 422 of the Code.

     (w) "Option" shall mean the option to purchase Common Stock granted to any Participant under the Plan. Each Option granted hereunder shall be a Non-Qualified Stock Option and shall be identified as such in the Stock Option Grant Agreement by which it is evidenced.

     (x) "Option Spread" shall mean, with respect to an Option, the excess, if any, of the Fair Market Value of a share of Common Stock as of the applicable Valuation Date over the Exercise Price.

     (y) "Participant" shall mean an Eligible Employee to whom a Grant of an Option under the Plan has been made, and, where applicable, shall include Permitted Transferees.

     (z) "Permitted Transferee" shall have the meaning set forth in Section 4.6.

     (aa) "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     (bb) A "Public Market" for the Common Stock shall be deemed to exist for purposes of the Plan if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and trading regularly occurs in such Common Stock in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

     (cc) "Securities Act" shall mean the Securities Act of 1933, as amended.

     (dd) "Stock Option Grant Agreement" shall mean an agreement entered into by each Participant and the Company evidencing the Grant of each Option pursuant to the Plan (a sample of which is attached hereto as Exhibit A).

     (ee) "Stockholders' Agreement" shall mean the Stockholders' Agreement, attached hereto as Exhibit B or such other stockholders' agreement as may be entered into between the Company and any Participant.

     (ff) "Transfer" shall mean any transfer, sale, assignment, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. "Transferee" and "Transferor" shall have correlative meanings.

     (gg) "Valuation Adjustments" shall mean that amount of non-cash expense charged against earnings for any period resulting from the application of accounting for business combinations in accordance with Accounting Principles Board Opinion #16. These charges may include, but are not limited to, amounts such as inventory revaluations, property, plant and equipment revaluations, goodwill amortization and finance fee amortization.

     (hh) "Valuation Date" shall mean (i) prior to the existence of a Public Market for the Common Stock, the last day of each calendar quarter, or (ii) on or after the existence of a Public Market for the Common Stock, the trading date immediately preceding the date of the relevant transaction.

     (ii) "Vesting Date" shall mean the date an Option becomes exercisable as defined in Section 4.4 herein.

     (jj) "Withholding Request" shall have the meaning set forth in Section 4.10 herein.

3.   Administration of the Plan

     The Committee shall be appointed by the Board and shall administer the Plan. No member of the Committee shall participate in any decision that specifically affects such member's interest in the Plan.

     3.1 Powers of the Committee. In addition to the other powers granted to the Committee under the Plan, the Committee shall have the power: (a) to determine to which of the Eligible Employees Grants shall be made; (b) to determine the time or times when Grants shall be made and to determine the number of shares of Common Stock subject to each such Grant; (c) to prescribe the form of any instrument evidencing a Grant; (d) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (e) to construe and interpret the Plan, such rules and regulations and the instruments evidencing Grants; and (f) to make all other determinations necessary or advisable for the administration of the Plan.

     3.2 Determinations of the Committee. Any Grant, determination, prescription or other act of the Committee shall be final and conclusively binding upon all persons.

     3.3 Indemnification of the Committee. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the full extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person's testator or intestate, is or was a member of the Committee.

     3.4 Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock pursuant to the exercise of any Options, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded. The Company shall use its reasonable efforts to register such shares of Common Stock or to take any other action in order to comply with any such law, regulation or requirement with respect to the issuance and delivery of such certificates. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements and representations as the Committee, in its sole discretion, deems advisable in order to comply with any such laws, regulations or requirements.

     3.5 Inconsistent Terms. In the event of a conflict between the terms of the Plan and the terms of any Stock Option Grant Agreement, the terms of the Stock Option Grant Agreement shall govern.

4.   Options

     Subject to adjustment as provided in Section 4.13 hereof, the Committee may grant to Participants Options to purchase shares of Common Stock of the Company which, in the aggregate, do not exceed 7388 shares of Common Stock. To the extent that any Option granted under the Plan terminates, expires or is canceled without having been exercised, the shares covered by such Option shall again be available for Grant under the Plan.

     4.1 Identification of Options. The Options granted under the Plan shall be clearly identified in the Stock Option Grant Agreement as Non-Qualified Stock Options.

     4.2 Exercise Price. The Exercise Price of any Option granted under the Plan shall be such price as the Committee shall determine (which may be equal to, less than or greater than the Fair Market Value of a share of Common Stock on the Grant Date for such Options) and which shall be specified in the Stock Option Grant Agreement; provided that such price may not be less than the minimum price required by law.

     4.3 Grant Date. The Grant Date of the Options shall be the date designated by the Committee and specified in the Stock Option Grant Agreement as the date the Option is granted.

     4.4 Vesting Date of Options. Each Stock Option Grant Agreement shall indicate the date or conditions under which such Option shall become exercisable; provided, however, that, upon a Change in Control, all outstanding Options shall immediately become vested.

     4.5 Expiration of Options. With respect to each Participant, such Participant's Option(s), or portion thereof, which have not become exercisable shall expire on the date such Participant's Employment is terminated for any reason unless otherwise specified in the Stock Option Grant Agreement. With respect to each Participant, each Participant's Option(s), or any portion thereof, which have become exercisable on the date such Participant's Employment is terminated shall expire on the earlier of (i) the commencement of business on the date the Participant's Employment is terminated for Cause; (ii) 90 days after the date the Participant's Employment is terminated for any reason other than Cause, death or Disability; (iii) one year after the date the Participant's Employment is terminated by reason of death or Disability; or (iv) the 10th anniversary of the Grant Date for such Option(s). Notwithstanding the foregoing, the Committee may specify in the Stock Option Grant Agreement a different expiration date or period for any Option Granted hereunder, and such expiration date or period shall supersede the foregoing expiration period.

     4.6 Limitation on Transfer. During the lifetime of a Participant, each Option shall be exercisable only by such Participant unless the Participant obtains written consent from the Company to Transfer such Option to a specified Transferee (a "Permitted Transferee") or the Participant's Stock Option Grant Agreement provides otherwise.

     4.7 Condition Precedent to Transfer of Any Option. It shall be a condition precedent to any Transfer of any Option by any Participant that the Transferee, if not already a Participant in the Plan, shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan and the Stock Option Grant Agreement as if he had been an original signatory thereto.

     4.8 Effect of Void Transfers. In the event of any purported Transfer of any Options in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

     4.9 Exercise of Options. A Participant may exercise any or all of his vested Options by serving an Exercise Notice on the Company as provided in
Section 4.10 hereto.

     4.10 Method of Exercise. The Option shall be exercised by delivery of written notice to the Company's principal office (the "Exercise Notice"), to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise (the "Exercise Date"). Such notice shall
(a) specify the number of shares of Common Stock with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date,
(b) be signed by the Participant, and (c) prior to the existence of a Public Market for the Common Stock, indicate in writing that the Participant agrees to be bound by the Stockholders' Agreement, and (d) if the Option is being exercised by the Participant's Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by the Plan and Stock Option Grant Agreement as if they had been original signatories thereto. The Exercise Notice shall include (i) payment in cash for an amount equal to the Exercise Price multiplied by the number of shares of Common Stock specified in such Exercise Notice, (ii) a certificate representing the number of shares of Common Stock with a Fair Market Value equal to the Exercise Price (provided the Participant has owned such shares at least six months prior to the Exercise Date) multiplied by the number of shares of Common Stock specified in such Exercise Notice, or (iii) a combination of (i) and (ii) or any method otherwise approved by the Committee. In addition, the Exercise Notice shall include payment either in cash or previously-owned shares of Common Stock in an amount equal to the applicable withholding taxes based on the Option Spread for each share of Common Stock specified in the Exercise Notice as of the most recent Valuation Date unless the Participant requests, in writing, that the Company withhold a portion of the shares that are to be distributed to the Participant to satisfy the applicable federal, state and local withholding taxes incurred in connection with the exercise of the Option (the "Withholding Request"). The Committee, in its sole discretion, will either grant or deny the Withholding Request and shall notify the Participant of its determination prior to the Exercise Date. If the Withholding Request is denied, the Participant shall pay an amount equal to the applicable withholding taxes based on the Option Spread for each share of Common Stock specified in the Exercise Notice as of the most recent Valuation Date on or before such Exercise Date. The partial exercise of the Option, alone, shall not cause the expiration, termination or cancellation of the remaining Options.

     4.11 Certificates of Shares. Upon the exercise of the Options in accordance with Section 4.10 and, prior to the existence of a Public Market for the Common Stock, execution of the Stockholders' Agreement, certificates of shares of Common Stock shall be issued in the name of the Participant and delivered to such Participant as soon as practicable following the Exercise Date. Prior to the existence of a Public Market, no shares of Common Stock shall be issued to any Participant until such Participant agrees to be bound by and executes the Stockholders' Agreement.

     4.12 Administration of Options.

     (a) Termination of the Options. The Committee may, at any time, in its absolute discretion, without amendment to the Plan or any relevant Stock Option Grant Agreement, terminate the Options then outstanding, whether or not exercisable, provided, however, that the Company, in full consideration of such termination, shall pay (a) with respect to any Option, or portion thereof, then outstanding, an amount equal to the Option Spread determined as of the Valuation Date coincident with or next succeeding the date of termination. Such payment shall be made as soon as practicable after the payment amounts are determined, provided, however, that the Company shall have the option to make payments to the Participants by issuing a note to the Participant bearing a reasonable rate of interest as determined by the Committee in its absolute discretion.

     (b) Amendment of Terms of Options. The Committee may, in its absolute discretion, amend the Plan or terms of any Option, provided, however, that any such amendment shall not impair or adversely affect the Participants' rights under the Plan or such Option without such Participant's written consent.

     4.13 Adjustment Upon Changes in Company Stock.

     (a) Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall, make such adjustments with respect to the number of shares of Common Stock subject to the Options, the exercise price per share of Common Stock and the Option Value of each such Option, as the Committee may consider appropriate to prevent the enlargement or dilution of rights.

     (b) Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Options outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to any such Option would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Options shall not be affected by such transaction).

     (c) Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right with respect to, as appropriate, some or all of the property for which the stock underlying such Options are exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee in the exercise price of the options or stock appreciation rights, or the number of shares or amount of property subject to the options or stock appreciation rights or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the Options as the Committee may consider appropriate to prevent dilution or enlargement of rights.

     (d) Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 4.13(a), (b) or (c) hereof, the Committee shall, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per-share exercise price of each such Option as the Committee may consider appropriate to prevent dilution or enlargement of rights.

     (e) No Other Rights. Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, the Participants shall not have any rights by reason of any subdivision or consolidation of shares of Common Stock or shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of Common Stock or shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to the Options or the exercise price of such Options.

5.   Miscellaneous

     5.1 Rights as Stockholders. The Participants shall not have any rights as stockholders with respect to any shares of Common Stock covered by or relating to the Options granted pursuant to the Plan until the date the Participants become the registered owners of such shares. Except as otherwise expressly provided in Sections 4.12 and 4.13 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

     5.2 No Special Employment Rights. Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate Employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Option.

     5.3 No Obligation to Exercise. The Grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

     5.4 Restrictions on Common Stock. The rights and obligations of the Participants with respect to Common Stock obtained through the exercise of any Option provided in the Plan shall be governed by the terms and conditions of the Stockholders' Agreement.

     5.5 Notices. All notices and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered in person, by cable, telegram, telex or facsimile transmission, to the parties as follows:

     If to the Participant:

            To the address shown on the Stock Option Grant Agreement.

     If to the Company:

                  J. Crew Group Inc.
                  625 Sixth Avenue
                  Third Floor
                  New York, NY 10011
                  Attention: Chief Financial Officer

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     5.6 Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

     5.7 Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

     5.8 Governing Law. The Plan shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions governing conflict of laws. October 17, 1997

                          FIRST INSTRUMENT OF AMENDMENT
                          -----------------------------

         WHEREAS, J. Crew Group, Inc. (the "Company") maintains the J. Crew Group, Inc. 1997 Stock Option Plan (the "Plan");

         WHEREAS, Section 4.12 of the Plan provides that the Plan may be amended by the Committee at any time, with exceptions not here material;

         WHEREAS, the Committee wishes to amend the Plan to reduce the number of shares of Common Stock reserved for issuance upon exercise of options awarded under the Plan and to change the Multiple under the Plan for determining Fair Market Value of the shares of Common Stock prior to a Public Market;

         WHEREAS, all defined terms used herein shall have the meaning set forth in the Plan unless specifically defined herein;

         NOW, THEREFORE, the Plan is hereby amended as follows.

         1. The reference to "7388 shares of Common Stock" in the first sentence of Section 4 of the Plan shall be replaced with a reference to " 4744 shares of Common Stock".

         2. The Multiple as defined in Section 2(q) of the Plan shall be changed from ten (10) to nine (9).




April 1, 1998

                         SECOND INSTRUMENT OF AMENDMENT
                         ------------------------------

         WHEREAS, J. Crew Group, Inc. (the "Company") maintains the J. Crew Group, Inc. 1997 Stock Option Plan (the "Plan");

         WHEREAS, Section 4.12 of the Plan provides that the Plan may be amended by the Committee at any time, with exceptions not here material;

         WHEREAS, the Committee wishes to amend the Plan to increase the number of shares of Common Stock reserved for issuance upon exercise of options awarded under the Plan;

         WHEREAS, all defined terms used herein shall have the meaning set forth in the Plan unless specifically defined herein;

         NOW, THEREFORE, the Plan is hereby amended as follows.

         1. The reference to "4744 shares of Common Stock" in the first sentence of Section 4 of the Plan shall be replaced with a reference to "5500 shares of Common Stock".


June 1, 1998

                          THIRD INSTRUMENT OF AMENDMENT
                          -----------------------------

         WHEREAS, J. Crew Group, Inc. (the "Company") maintains the J. Crew Group, Inc. 1997 Stock Option Plan (the "Plan");

         WHEREAS, Section 4.12 of the Plan provides that the Plan may be amended by the Committee at any time, with exceptions not here material;

         WHEREAS, the Committee wishes to amend the Plan to increase the number of shares of common stock reserved for issuance upon exercise of options awarded under the Plan'

         WHEREAS, all defined terms used herein shall have the meaning set forth in the Plan unless specifically defined herein;

         NOW, THEREFORE, the Plan is hereby amended as follows.

         1. The reference to "5500 shares of Common Stock" in the first sentence of Section 4 of the Plan shall be replaced with a reference to "6924 shares of Common Stock".


September 17, 1998

                         FOURTH INSTRUMENT OF AMENDMENT
                         ------------------------------

         WHEREAS, J. Crew Group, Inc. (the "Company") maintains the J. Crew Group, Inc. 1997 Stock Option Plan (the "Plan");

         WHEREAS, Section 4.12 of the Plan provides that the Plan may be amended by the Committee at any time, with exceptions not here material;

         WHEREAS, the Committee wishes to amend the Plan, subject to shareholder approval, to increase the number of shares of common stock reserved for issuance upon exercise of options awarded under the Plan;

         WHEREAS, all defined terms used herein shall have the meaning set forth in the Plan unless specifically defined herein;

         NOW, THEREFORE, the Plan is hereby amended, subject to shareholder approval, as follows:

         1. The reference to "6,924 shares of Common Stock" in the first sentence of Section 4 of the Plan shall be replaced with a reference to "1,810,000 shares of Common Stock", which also reflects the adjustment for the stock dividend declared on April 13, 1999.


April 13, 1999

                          FIFTH INSTRUMENT OF AMENDMENT
                          -----------------------------

         WHEREAS, J. Crew Group, Inc. (the "Company") maintains the J. Crew Group, Inc. 1997 Stock Option Plan (the "Plan");

         WHEREAS, Section 4.12 of the Plan provides that the Plan may be amended by the Committee at any time, with exceptions not here material;

         WHEREAS, the Committee wishes to amend the Plan, subject to shareholder approval, to increase the number of shares of common stock reserved for issuance upon exercise of options awarded under the Plan;

         WHEREAS, all defined terms used herein shall have the meaning set forth in the Plan unless specifically defined herein;

         NOW, THEREFORE, the Plan is hereby amended, subject to shareholder approval, as follows:

         1. The reference to "1,810,000 shares of Common Stock" in the first sentence of Section 4 of the Plan shall be replaced with a reference to "1,910,000 shares of Common Stock".


July 24, 2000